Exhibit 99.1


                                                     Citizens Communications
                                                     3 High Ridge Park
                                                     Stamford, CT 06905
                                                     203.614.5600
                                                     Web site: www.czn.net

Contact:
David Whitehouse
Senior Vice President  & Treasurer
203.614.5708
david.whitehouse@czn.com

           Citizens Communications Reports 2007 Third-Quarter Results

               *    Revenues up 13.5% year over year
               *    Continued strong operating income and cash flow margins
               *    17,900 high speed internet additions
               *    5,400 Dish Network video additions
               *    Year-to-date dividend payout ratio of 60.1%
               *    $250 million stock repurchase program completed
               * 2007 Free cash flow and capital spending expectations unchanged

Stamford, Conn., November 6, 2007 -- Citizens Communications (NYSE:CZN) today reported third quarter 2007 revenues of $575.8 million, operating income of $165.9 million, and net income of $47.4 million. Third quarter 2007 results include a previously announced charge of approximately $12.1 million for severance and early retirement costs primarily related to ongoing initiatives to enhance customer service, streamline operations and reduce costs. This compares to severance and early retirement costs in the third quarter of 2006 of $0.5 million.

"We delivered another quarter of strong financial results," said Maggie Wilderotter, Chairman and CEO of Citizens. "Continued customer product revenue growth along with disciplined expense control, realized synergies on our Commonwealth acquisition and other expense reduction initiatives generated a
52.8 percent operating cash flow margin. Excluding the $12.1 million severance and early retirement costs, our third quarter operating cash flow margin for the quarter would have been 54.9 percent. Our penetration levels increased on all bundled products. Our residential high speed penetration is 30 percent and high speed revenues continue to be over $40.00 per customer per month. Our wireless data initiative is now operating in nine municipalities, four colleges and universities and over 20 hot spots in our territory. We are also excited about our recently closed acquisition of Global Valley and remain confident in delivering on our results for the remainder of the year."

Revenue for the third quarter of 2007 was $575.8 million, as compared to $507.2 million in the third quarter of 2006, a 13.5 percent increase. The third quarter 2007 increase of $68.6 million is primarily a result of $80.5 million of revenues related to the operations of Commonwealth Telephone Enterprises, which was acquired on March 8, 2007, and a $13.1 million increase in data and internet services revenue, offset by declines in Federal and state subsidies and lower local services revenues resulting from reduced access lines.

Other operating expenses for the third quarter of 2007 were $215.3 million, as compared to $186.7 million in the third quarter of 2006, a 15.3 percent increase. The third quarter 2007 increase of $28.6 million is primarily a result of $23.8 million in other operating expenses related to the operations of Commonwealth Telephone Enterprises and the incremental charge for severance and early retirement costs, offset by lower compensation and benefit costs resulting from reduced number of employees and improved expense controls. The purchase of Commonwealth Telephone Enterprises has enabled the Company to leverage its centralized back office, customer service and administrative support functions over a larger asset base.

Depreciation and amortization expense for the third quarter of 2007 was $138.1 million, as compared to $117.0 million in the third quarter of 2006, an 18 percent increase. Depreciation and amortization expense for the third quarter of 2007, excluding the impact of the acquisition, decreased $5.8 million or 5.0 percent as compared to the third quarter of 2006. The decrease is primarily due to a declining net asset base.

The Company added approximately 17,900 high-speed internet customers during the third quarter of 2007 and had more than 497,200 high-speed internet customers at September 30, 2007. The Company added approximately 5,400 video customers during the third quarter of 2007 and had more than 86,400 video customers at September 30, 2007.

Operating income for the third quarter of 2007 was $165.9 million and operating income margin was 28.8 percent, as compared to operating income of $160.7 million and operating income margin of 31.7 percent in the third quarter of 2006. The third quarter 2007 increase of $5.2 million is primarily a result of $18.9 million related to the operations of Commonwealth Telephone Enterprises and $5.8 million from a reduction in depreciation and amortization, offset by the incremental charge for severance and early retirement costs.

Third quarter 2007 income from continuing operations and net income was $47.4 million as compared to third quarter 2006 income from continuing operations of $51.3 million and net income of $128.5 million. Excluding the severance and early retirement costs of $12.1 million and $0.5 million from third quarter 2007 and 2006, respectively, and excluding the income from discontinued operations in 2006, income from continuing operations in the third quarter of 2007 and 2006 would have been $54.9 million and $51.6 million, respectively.

Capital expenditures were $90.9 million for the third quarter of 2007 and $202.6 million for the first nine months of 2007, including $24.2 million related to the acquired property since the date of acquisition.

Free cash flow was $118.9 million for the third quarter of 2007 and $422.7 million for the first nine months of 2007. The Company's dividend represents a payout of 60.1 percent of free cash flow for the first nine months of 2007.

                                     -MORE-

During the third quarter, the Company repurchased 10,472,000 shares of its common stock for $148.4 million. The Company completed its $250.0 million authorized stock repurchase program in mid-October 2007. In addition, during the third quarter, the Company redeemed $30.4 million principal amount of its industrial development revenue bonds.

The Company continues to expect that its capital expenditures and free cash flow for the full year 2007 will be approximately $315 million to $325 million and approximately $500 million to $520 million, respectively.

The Company uses certain non-GAAP financial measures in evaluating its performance. These include free cash flow and operating cash flow. A reconciliation of the differences between free cash flow and operating cash flow and the most comparable financial measures calculated and presented in accordance with GAAP is included in the tables that follow. The non-GAAP financial measures are by definition not measures of financial performance under generally accepted accounting principles and are not alternatives to operating income or net income reflected in the statement of operations or to cash flow as reflected in the statement of cash flows and are not necessarily indicative of cash available to fund all cash flow needs. The non-GAAP financial measures used by the Company may not be comparable to similarly titled measures of other companies.

The Company believes that presentation of non-GAAP financial measures provides useful information to investors regarding the Company's financial condition and results of operations because these measures, when used in conjunction with related GAAP financial measures, (i) together provide a more comprehensive view of the Company's core operations and ability to generate cash flow, (ii) provide investors with the financial analytical framework upon which management bases financial, operational, compensation and planning decisions, and (iii) presents measurements that investors and rating agencies have indicated to management are useful to them in assessing the Company and its results of operations. Management uses these non-GAAP financial measures to plan and measure the performance of its core operations, and its divisions measure performance and report to management based upon these measures. In addition, the Company believes that free cash flow and operating cash flow, as the Company defines them, can assist in comparing performance from period to period, without taking into account factors affecting cash flow reflected in the statement of cash flows, including changes in working capital and the timing of purchases and payments. The Company has shown adjustments to its financial presentations to exclude the $12.1 million and $0.5 million of severance and early retirement costs in the third quarter of 2007 and 2006, respectively, because the Company believes that the magnitude of such costs in the third quarter of 2007 materially exceeds that which has been incurred by the Company in any other quarter during 2006 and 2007. The Company has shown adjustments to its financial presentations to exclude the effects of the acquisition of Commonwealth because of the magnitude of the acquisition and its impact on the Company's financial results in 2007.

                                     -MORE-

Management uses these non-GAAP financial measures to (i) assist in analyzing the Company's underlying financial performance from period to period, (ii) evaluate the financial performance of its business units, (iii) analyze and evaluate strategic and operational decisions, (iv) establish criteria for compensation decisions, and (v) assist management in understanding the Company's ability to generate cash flow and, as a result, to plan for future capital and operational decisions. Management uses these non-GAAP financial measures in conjunction with related GAAP financial measures. The Company believes that the non-GAAP financial measures are meaningful and useful for the reasons outlined above.

While the Company utilizes these non-GAAP financial measures in managing and analyzing its business and financial condition and believes they are useful to management and to investors for the reasons described above, these non-GAAP financial measures have certain shortcomings. In particular, free cash flow does not represent the residual cash flow available for discretionary expenditures, since items such as debt repayments and dividends are not deducted in determining such measure. Operating cash flow has similar shortcomings as interest, income taxes, capital expenditures, debt repayments and dividends are not deducted in determining this measure. Management compensates for the shortcomings of these measures by utilizing them in conjunction with their comparable GAAP financial measures. The information in this press release should be read in conjunction with the financial statements and footnotes contained in our documents filed with the U.S. Securities and Exchange Commission.


About Citizens Communications
Citizens Communications Company (NYSE:CZN) operates under the brand name of Frontier and offers telephone, television and internet services in 24 states with approximately 6,100 employees. More information is available at www.czn.com, www.frontieronline.com and www.frontier.myway.com.

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These statements are made on the basis of management's views and assumptions regarding future events and business performance. Words such as "believe," "anticipate," "expect," and similar expressions are intended to identify forward-looking statements. Forward-looking statements (including oral representations) involve risks and uncertainties that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. These risks and uncertainties are based on a number of factors, including but not limited to: reductions in the number of our access lines and high-speed internet subscribers; competition from cable, wireless or other wireline carriers; greater than anticipated competition; our ability to successfully introduce new product offerings, including bundled service packages; our ability to sell enhanced and data services; the effects of ongoing changes in the regulation of the communications industry; our ability to effectively manage our operations, costs and capital spending; adverse changes in our debt ratings; effects of state regulatory cash management policies on our ability to transfer cash among our subsidiaries and parent company; our ability to pay a $1.00 per share dividend annually may be affected by our cash flow from operations, amount of capital expenditures, debt service requirements, cash paid for income taxes and our liquidity; increases in our cash taxes in 2007 and thereafter; and general and local economic and employment conditions. These and other uncertainties related to our business are described in greater detail in our filings with the Securities and Exchange Commission, including our reports on Forms 10-K and 10-Q and the foregoing information should be read in conjunction with these filings. We do not intend to update or revise these forward-looking statements to reflect the occurrence of future events or circumstances.


                                       ###


TABLES TO FOLLOW


                         Citizens Communications Company
                         Consolidated Financial Data (1)
                                   (unaudited)




                                                        For the quarter ended                  For the nine months ended
                                                            September 30,                            September 30,
                                                     ---------------------------   %       --------------------------------    %
(Amounts in thousands, except per share amounts)         2007         2006       Change         2007           2006          Change
                                                     -----------------------------------   -----------------------------------------

Income Statement Data
  Revenue                                                $575,814     $507,198      14%      $1,710,787     $1,520,971          12%
                                                     -------------  -----------            ---------------  -------------

  Network access expenses                                  56,566       42,791      32%         159,237        121,411          31%
  Other operating expenses                                215,266      186,678      15%         620,325        553,479          12%
  Depreciation and amortization                           138,057      117,008      18%         400,700        358,564          12%
                                                     -------------  -----------            ---------------  -------------
  Total operating expenses                                409,889      346,477      18%       1,180,262      1,033,454          14%
                                                     -------------  -----------            ---------------  -------------

  Operating income                                        165,925      160,721       3%         530,525        487,517           9%
  Investment and other income, net (2)                      7,172        4,361      64%          10,672         68,373         -84%
  Interest expense                                         95,158       82,186      16%         287,771        252,920          14%
                                                     -------------  -----------            ---------------  -------------
  Income from continuing operations before
      income taxes                                         77,939       82,896      -6%         253,426        302,970         -16%
  Income tax expense                                       30,524       31,562      -3%          97,785        112,903         -13%
                                                     -------------  -----------            ---------------  -------------
Income from continuing operations                          47,415       51,334      -8%         155,641        190,067         -18%
Income from discontinued operations, net of tax (3)             -       77,125    -100%               -         90,577        -100%
                                                     -------------  -----------            ---------------  -------------
Net income attributable to common shareholders           $ 47,415     $128,459     -63%      $  155,641     $  280,644         -45%
                                                     =============  ===========            ===============  =============

Weighted average shares outstanding                       334,128      319,891       4%         332,397        323,160           3%

Basic net income per share attributable to
      common shareholders (4)
Income from continuing operations                        $   0.14     $   0.16     -13%      $     0.47     $     0.59         -20%
Income from discontinued operations                             -         0.24    -100%               -           0.28        -100%
                                                     -------------  -----------            ---------------  -------------
Net income per common share                              $   0.14     $   0.40     -65%      $     0.47     $     0.87         -46%
                                                     =============  ===========            ===============  =============

Other Financial Data
Capital expenditures                                     $ 90,872     $ 65,072      40%      $  202,641     $  163,356          24%
Operating cash flow (5)                                   303,982      277,729       9%         931,225        846,081          10%
Free cash flow (5)                                        118,862      137,167     -13%         422,712        460,436          -8%
Dividends paid                                             83,243       80,342       4%         254,084        243,115           5%
Dividend payout ratio (6)                                     70%          59%      19%             60%            53%          13%


(1)  On March 8, 2007,  we acquired  Commonwealth  Telephone  Enterprises,  Inc.
     (CTE) for approximately $1.1 billion, and have included the historical results of CTE from the date of acquisition.
(2) In April 2007, we redeemed $495.2 million principal amount of our 7.625% Senior Notes due 2008. The debt retirement generated a pre-tax loss on the early extinguishment of approximately $16.3 million. In April 2006, we received $64.6 million upon the liquidation of the Rural Telephone Bank.
(3) On July 31, 2006, we sold our CLEC business, Electric Lightwave, LLC (ELI), for $247.0 million in cash plus the assumption of approximately $4.0 million in capital lease obligations. We recognized an after-tax gain on the disposal of ELI of $72.1 million.
(4)  Calculated based on weighted average shares outstanding.
(5) A reconciliation to the most comparable GAAP measure is presented at the end of these tables.
(6)  Represents dividends paid divided by free cash flow.


                         Citizens Communications Company
                  Consolidated Financial and Operating Data (1)
                                   (unaudited)




                                                        For the quarter ended                    For the nine months ended
                                                            September 30,                               September 30,
                                                   --------------------------------    %      -----------------------------    %
(Amounts in thousands, except operating data)          2007            2006         Change         2007           2006       Change
                                                   ----------------------------------------   --------------------------------------

TELECOMMUNICATIONS
Select Income Statement Data
Revenue
     Local services                                   $  231,237      $  203,035       14%     $  669,901      $  609,855      10%
     Data and internet services                          133,945         109,283       23%        382,355         312,831      22%
     Access services                                     113,127         104,964        8%        365,581         320,812      14%
     Long distance services                               47,732          38,929       23%        135,213         116,779      16%
     Directory services                                   28,342          28,371        0%         85,676          85,715       0%
     Other                                                21,431          22,616       -5%         72,061          74,979      -4%
                                                   --------------   -------------             --------------- --------------
Total revenue                                            575,814         507,198       14%      1,710,787       1,520,971      12%
                                                   --------------   -------------             --------------- --------------

Expenses
     Network access expenses                              56,566          42,791       32%        159,237         121,411      31%
     Other operating expenses (3)                        215,266         186,678       15%        620,325         553,479      12%
     Depreciation and amortization                       138,057         117,008       18%        400,700         358,564      12%
                                                   --------------   -------------             --------------- --------------
Total operating expenses                                 409,889         346,477       18%      1,180,262       1,033,454      14%
                                                   --------------   -------------             --------------- --------------

Operating Income                                      $  165,925      $  160,721        3%     $  530,525      $  487,517       9%
                                                   ==============   =============             =============== ==============

Other Financial and Operating Data
     Employees                                             6,077           5,611        8%          6,077           5,611       8%
     Access lines                                      2,461,617       2,158,001       14%      2,461,617       2,158,001      14%
     Long distance subscribers                         1,622,423       1,376,693       18%      1,622,423       1,376,693      18%
     High-speed internet (HSI) subscribers               497,241         373,489       33%        497,241         373,489      33%
     Video subscribers                                    86,446          52,664       64%         86,446          52,664      64%
     Switched access minutes of use (in millions)          2,711           2,560        6%          7,987           7,793       2%
     Average monthly revenue per average
        access line (2)                               $    77.31      $    77.79       -1%     $    81.37      $    76.83       6%

(1)  On March 8, 2007,  we acquired  Commonwealth  Telephone  Enterprises,  Inc.
     (CTE) for approximately $1.1 billion, and have included the historical results of CTE from the date of acquisition.
(2) For the nine months ended September 30, 2007, the calculation excludes CTE data and includes the $38.7 million favorable impact from the first quarter 2007 settlement of a switched access dispute. The amount is $79.30 without the $38.7 million favorable impact from the settlement.
(3) For the quarter and nine months ended September 30, 2007, includes severance and early retirement costs of $12.1 million and $13.9 million, respectively. For the quarter and nine months ended September 30, 2006, includes severance and early retirement costs of $0.5 million and $4.0 million, respectively.


                         Citizens Communications Company
                  Condensed Consolidated Balance Sheet Data (1)

(Amounts in thousands)
                                                                       (Unaudited)
                                                                    September 30, 2007        December 31, 2006
                                                                   ---------------------     --------------------
                                       ASSETS
                                       ------

Current assets:
    Cash and cash equivalents                                               $   247,438              $ 1,041,106
    Accounts receivable and other current assets                                286,360                  231,887
                                                                   ---------------------     --------------------
      Total current assets                                                      533,798                1,272,993

Property, plant and equipment, net                                            3,305,281                2,983,504

Other long-term assets                                                        3,498,344                2,541,039
                                                                   ---------------------     --------------------
           Total assets                                                     $ 7,337,423              $ 6,797,536
                                                                   =====================     ====================

                        LIABILITIES AND SHAREHOLDERS' EQUITY
                        ------------------------------------

Current liabilities:
    Long-term debt due within one year                                      $     2,436              $    39,271
    Accounts payable and other current liabilities                              404,371                  386,372
                                                                   ---------------------     --------------------
      Total current liabilities                                                 406,807                  425,643

Deferred income taxes and other liabilities                                   1,156,128                  846,775
Long-term debt                                                                4,725,376                4,467,086
Shareholders' equity                                                          1,049,112                1,058,032
                                                                   ---------------------     --------------------
           Total liabilities and shareholders' equity                       $ 7,337,423              $ 6,797,536
                                                                   =====================     ====================


(1)  On March 8, 2007,  we acquired  Commonwealth  Telephone  Enterprises,  Inc.
     (CTE) for approximately $1.1 billion, and have included the historical results of CTE from the date of acquisition.


                      Citizens Communications Company
                      Consolidated Cash Flow Data (1)
                                (unaudited)
(Amounts in thousands)
                                                                     For the nine months ended September 30,
                                                                     ----------------------------------------
                                                                           2007                  2006
                                                                     -----------------     ------------------

Cash flows provided by (used in) operating activities:
Net income                                                                 $  155,641             $  280,644
     Deduct: Income from discontinued operations                                    -                (18,498)
             Gain on sale of discontinued operations                                -                (72,079)
Adjustments to reconcile income to net cash provided
   by operating activities:
     Depreciation and amortization expense                                    400,700                358,564
     Stock based compensation expense                                           7,809                  7,960
     Loss on debt exchange                                                          -                  2,433
     Losses on extinguishment of debt                                          20,186                      -
     Investment gain                                                                -                (61,428)
     Other non-cash adjustments                                                12,605                  5,100
     Deferred income taxes                                                     54,124                103,893
     Legal settlement                                                          (7,905)                     -
     Change in accounts receivable                                             (5,581)                13,091
     Change in accounts payable and other liabilities                         (81,493)               (39,923)
     Change in other current assets                                            (2,822)                  (791)
                                                                     -----------------     ------------------
Net cash provided by continuing operating activities                          553,264                578,966

Cash flows provided from (used by) investing activities:
     Capital expenditures                                                    (202,641)              (163,356)
     Cash paid for Commonwealth acquisition, net                             (661,081)                     -
     Proceeds from sale of discontinued operations                                  -                247,284
     Other assets (purchased) distributions received, net                       4,401                 63,757
                                                                     -----------------     ------------------
Net cash (used by) provided from investing activities                        (859,321)               147,685

Cash flows provided from (used by) financing activities:
     Long-term debt borrowings                                                950,000                      -
     Financing costs paid                                                     (11,727)                     -
     Premium paid to reitre debt                                              (20,186)                     -
     Long-term debt payments                                                 (945,466)              (227,461)
     Issuance of common stock                                                  13,349                 21,394
     Dividends paid                                                          (254,084)              (243,115)
     Common stock repurchased                                                (219,111)              (135,239)
     Other                                                                       (386)                  (114)
                                                                     -----------------     ------------------
Net cash used by financing activities                                        (487,611)              (584,535)

Cash flows of discontinued operations:
     Operating activities                                                           -                 17,833
     Investing activities                                                           -                 (6,593)
     Financing activities                                                           -                      -
                                                                     -----------------     ------------------
Net cash provided by discontinued operations                                        -                 11,240

(Decrease) increase in cash and cash equivalents                             (793,668)               153,356
Cash and cash equivalents at January 1,                                     1,041,106                263,749
                                                                     -----------------     ------------------

Cash and cash equivalents at September 30,                                 $  247,438             $  417,105
                                                                     =================     ==================

Cash paid during the period for:
     Interest                                                              $  295,463             $  264,621
     Income taxes                                                          $   53,670             $    8,330


(1)  On March 8, 2007,  we acquired  Commonwealth  Telephone  Enterprises,  Inc.
     (CTE) for approximately $1.1 billion, and have included the historical results of CTE from the date of acquisition.

                                                                                                                   Schedule A

                Reconciliation of Non-GAAP Financial Measures (1)


                                                                For the quarter ended                For the nine months ended
                                                                    September 30,                          September 30,
                                                            ------------------------------       ---------------------------------
     (Amounts in thousands)                                       2007             2006              2007                2006
                                                           --------------  ---------------       -------------    ----------------

     Net Income to Free Cash Flow;
     -----------------------------
        Net Cash Provided by Operating Activities
        ------------------------------------------

     Net income                                                 $ 47,415        $ 128,459          $ 155,641         $  280,644

      Add back:

         Depreciation and amortization                           138,057          117,008            400,700            358,564

         Income tax expense                                       30,524           31,562             97,785            112,903

         Stock based compensation                                  2,364            2,625              7,809              7,960

     Subtract:
         Cash paid for income taxes                                6,244            5,459             53,670              8,330

         Investment and other income (loss), net
            of interest income                                     2,382             (123)           (17,088)            55,870

         Capital expenditures                                     90,872           65,072            202,641            163,356

         Gain on sale of discontinued operations                       -           72,079                  -             72,079
                                                           --------------  ---------------        ------------      --------------
     Free cash flow                                              118,862          137,167            422,712            460,436

      Add back:
         Deferred income taxes                                    25,548           25,740             54,124            103,893

         Non-cash (gains)/losses, net                             30,395            5,093             40,600             15,493

         Investment and other income (loss), net
            of interest income                                     2,382             (123)           (17,088)            (5,558)

         Cash paid for income taxes                                6,244            5,459             53,670              8,330

         Capital expenditures                                     90,872           65,072            202,641            163,356

     Subtract:
         Changes in current assets and liabilities                37,521            5,846             97,801             27,623

         Income tax expense                                       30,524           31,562             97,785            112,903

         Stock based compensation                                  2,364            2,625              7,809              7,960

         Income from discontinued operations                           -            5,046                  -             18,498
                                                           --------------  ---------------        ------------      --------------
     Net cash provided by operating activities                 $ 203,894        $ 193,329          $ 553,264         $  578,966
                                                           ==============  ===============        =============     ==============


(1)  On March 8, 2007,  we acquired  Commonwealth  Telephone  Enterprises,  Inc.
     (CTE) for approximately $1.1 billion, and have included the historical results of CTE from the date of acquisition.

                                                                                                                  Schedule B

              Reconciliation of Non-GAAP Financial Measures (1)


                                    For the quarter ended September 30, 2007          For the quarter ended September 30, 2006
                                 ------------------------------------------------  ----------------------------------------------
(Amounts in thousands)

                                                                As Adjusted                                         As Adjusted
Operating Cash Flow and                                          Excluding                                           Excluding
-----------------------                      Severance and     Severance and                    Severance and       Severance and
   Operating Cash Flow Margin     As        Early Retirement   Early Retirement      As        Early Retirement   Early Retirement
   --------------------------   Reported          Costs              Costs          Reported        Costs              Costs
                                -------------------------------------------------  -----------------------------------------------


Operating Income                 $ 165,925      $ (12,098)          $ 178,023       $ 160,721            $ (541)        $ 161,262

 Add back:
    Depreciation and
      amortization                 138,057              -             138,057         117,008                 -           117,008
                                ----------- --------------  ------------------     --------------- -----------------  --------------

Operating cash flow              $ 303,982      $ (12,098)          $ 316,080       $ 277,729            $ (541)        $ 278,270
                                =========== ==============  ==================     =============== =================  ==============


Revenue                          $ 575,814                          $ 575,814       $ 507,198                           $ 507,198
                                ===========                 ==================     ===============                    ==============


Operating income margin
   (Operating income divided
       by revenue)                   28.8%                              30.9%           31.7%                               31.8%
                                ===========                 ==================     ===============                    ==============

Operating cash flow margin
   (Operating cash flow
      dividend by revenue)           52.8%                              54.9%           54.8%                               54.9%
                                ===========                 ==================     ===============                    ==============


                                 For the nine months ended September 30, 2007      For the nine months ended September 30, 2006
                                ----------------------------------------------  ----------------------------------------------------


                                                               As Adjusted                                         As Adjusted
Operating Cash Flow and                                         Excluding                                           Excluding
-----------------------                      Severance and     Severance and                 Severance and        Severance and
   Operating Cash Flow Margin      As      Early Retirement  Early Retirement      As       Early Retirement     Early Retirement
   --------------------------   Reported        Costs             Costs         Reported         Costs                Costs
                                ----------------------------------------------  ----------------------------------------------------


Operating Income               $   530,525      $ (13,874)      $   544,399     $   487,517          $ (3,956)       $   491,473

 Add back:
    Depreciation and
       amortization                400,700             -            400,700         358,564                 -            358,564
                               -----------   -------------   ---------------    ------------ -----------------   -----------------

Operating cash flow            $   931,225      $ (13,874)      $   945,099     $   846,081          $ (3,956)       $   850,037
                               ===========   =============   ===============    ============ =================   =================


Revenue                        $ 1,710,787                      $ 1,710,787     $ 1,520,971                          $ 1,520,971
                               ===========                   ===============    ============                    =================


Operating income margin
   (Operating income divided
      by revenue)                    31.0%                            31.8%           32.1%                                32.3%
                               ===========                   ===============    ============                    =================

Operating cash flow margin
   (Operating cash flow
      dividend by revenue)           54.4%                            55.2%           55.6%                                55.9%
                               ===========                   ===============    ============                    =================


(1) On March 8, 2007, we acquired Commonwealth Telephone Enterprises, Inc.(CTE) for approximately $1.1 billion, and have included the historical results of CTE from the date of acquisition.

                                                                                                              Schedule C


                         Citizens Communications Company
             Consolidating Financial and Operating Data Support (1)
                                   (unaudited)


                                                                For the quarter ended
                                                                   September 30, 2007
                                                     -----------------------------------------------
                                                                                        Citizens             For the
                                                                                       (excluding         quarter ended        %
(Amounts in thousands, except operating data)        As Reported (1)     CTE (1)        CTE) (1)        September 30, 2006   Change
                                                     -----------------------------------------------   -----------------------------

TELECOMMUNICATIONS
Select Income Statement Data
Revenue
     Local services                                    $  231,237         $ 36,190       $  195,047          $  203,035       -4%
     Data and internet services                           133,945           11,545          122,400             109,283       12%
     Access services                                      113,127           20,269           92,858             104,964      -12%
     Long distance services                                47,732            8,334           39,398              38,929        1%
     Directory services                                    28,342              277           28,065              28,371       -1%
     Other                                                 21,431            3,921           17,510              22,616      -23%
                                                     -------------   --------------   --------------   -----------------
Total revenue                                             575,814           80,536          495,278             507,198       -2%
                                                     -------------   --------------   --------------   -----------------

Expenses
     Network access expenses                               56,566           10,981           45,585              42,791        7%
     Other operating expenses                             215,266 (4)       33,916 (2)      181,350 (4)         186,678       -3%
     Depreciation and amortization                        138,057           26,866 (3)      111,191             117,008       -5%
                                                     -------------   --------------   --------------   -----------------
Total operating expenses                                  409,889           71,763          338,126             346,477       -2%
                                                     -------------   --------------   --------------   -----------------

Operating Income                                       $  165,925         $  8,773       $  157,152          $  160,721       -2%
                                                     =============   ==============   ==============   =================

Other Financial and Operating Data
     Capital expenditures                              $   90,872         $ 11,334       $   79,538          $   65,072       22%
     Access lines                                       2,461,617          425,632        2,035,985           2,158,001       -6%
     Long distance subscribers                          1,622,423          239,168        1,383,255           1,376,693        0%
     High-speed internet (HSI) subscribers                497,241           56,739          440,502             373,489       18%
     Video subscribers                                     86,446            8,561           77,885              52,664       48%
     Switched access minutes of use (in millions)           2,711              366            2,345               2,560       -8%
     Average monthly revenue per average access line   $    77.31         $  62.64       $    80.37          $    77.79        3%


(1)  On March 8, 2007,  we acquired  Commonwealth  Telephone  Enterprises,  Inc.
     (CTE) for approximately $1.1 billion, and have included the historical results of CTE from the date of acquisition.
(2) Includes $10.1 million of common corporate costs allocated to the CTE operations.
(3) Includes amortization expense of $15.8 million regarding the customer base acquired in the Commonwealth acquisition.
(4)  Includes $12.1 million charge for severance and early retirement costs.

                                                                                                               Schedule D

                         Citizens Communications Company
             Consolidating Financial and Operating Data Support (1)
                                   (unaudited)

                                                              For the nine months ended
                                                                  September 30, 2007
                                                    -----------------------------------------------
                                                                                        Citizens            For the
                                                                                       (excluding       nine months ended      %
(Amounts in thousands, except operating data)        As Reported (1)      CTE (1)        CTE) (1)       September 30, 2006   Change
                                                    ------------------------------------------------   -----------------------------

TELECOMMUNICATIONS
Select Income Statement Data
Revenue
     Local services                                    $  669,901         $ 81,255       $  588,646           $  609,855      -3%
     Data and internet services                           382,355           24,724          357,631              312,831      14%
     Access services                                      365,581           48,637          316,944              320,812      -1%
     Long distance services                               135,213           18,412          116,801              116,779       0%
     Directory services                                    85,676              621           85,055               85,715      -1%
     Other                                                 72,061           10,530           61,531               74,979     -18%
                                                    --------------    -------------   --------------   ------------------
Total revenue                                           1,710,787          184,179        1,526,608            1,520,971       0%
                                                    --------------    -------------   --------------   ------------------

Expenses
     Network access expenses                              159,237           21,667          137,570              121,411      13%
     Other operating expenses                             620,325 (5)       84,954 (2)      535,371 (5)          553,479      -3%
     Depreciation and amortization                        400,700           60,834 (3)      339,866              358,564      -5%
                                                    --------------    -------------   --------------   ------------------
Total operating expenses                                1,180,262          167,455        1,012,807            1,033,454      -2%
                                                    --------------    -------------   --------------   ------------------

Operating Income                                       $  530,525         $ 16,724       $  513,801           $  487,517       5%
                                                    ==============    =============   ==============   ==================

Other Financial and Operating Data
     Capital expenditures                              $  202,641         $ 24,211       $  178,430           $  163,356       9%
     Switched access minutes of use (in millions)           7,987              828            7,159                7,793      -8%
     Average monthly revenue per average access
        line (4)                                              N/A              N/A       $    81.37           $    76.83       6%


(1)  On March 8, 2007,  we acquired  Commonwealth  Telephone  Enterprises,  Inc.
     (CTE) for approximately $1.1 billion, and have included the historical results of CTE from the date of acquisition.
(2) Includes $23.5 million of common corporate costs allocated to the CTE operations.
(3) Includes amortization expense of $35.3 million for the 23 days of March and full second and third quarters regarding the customer base acquired in the Commonwealth acquisition.
(4) For the nine months ended September 30, 2007, the calculation includes the $38.7 million favorable impact from the first quarter 2007 settlement of a switched access dispute. The amount is $79.30 without the $38.7 million favorable impact from the settlement.
(5)  Includes $13.9 million charge for severance and early retirement costs.